UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    August 21, 2007

Disaboom Inc.
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation)	000-52558 (Commission File Number)	20-5973352 (IRS Employer Identification No.)

7730 E. Belleview Avenue, Suite A-306 Greenwood Village, CO (Address of principal executive offices)	80111 (Zip Code)

        Registrant’s telephone number, including area code (720) 407-6530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On August 21, 2007, Disaboom’s (the “Company”) Board of Directors amended the titles for several of the Company’s top executive officers. These titles were changed due to the upcoming general availability release of the Company’s community and the evolution of the Company from a development stage to an operating company. The titles for the following individuals are as follows:

Name	Position
Dr. J. Glen House	Executive Director of Content and Chief Medical Officer

John Walpuck	President, Chief Financial Officer, Secretary, and Treasurer

Michael Fay	Chief Operating Officer

Howard Lieber	Senior Vice President of Sales and Marketing

        Mr. Walpuck and Mr. Fay both previously entered into employment agreements with the Company which have been previously filed with the Securities and Exchange Commission (the “SEC”). The terms of their employment agreements were not amended as a result of their new titles.

        The information required by Items 401(a)(4), 401(a)(5), 401(c), and Item 404(a) of Regulation S-B regarding the business experience, other directorships, family relationships, and related party transaction of each of our executive officers was previously provided within our definitive proxy statement filed with the SEC on July 17, 2007.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On August 21, 2007, at our annual meeting of shareholders, the Company’s shareholders approved an amendment to our Articles of Incorporation to increase the authorized common stock to 65,000,000 shares. On August 21, 2007 we filed Articles of Amendment to our Articles of Incorporation with the Colorado Secretary of State to increase the amount of our authorized common stock. A copy of the Articles of Amendment is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 7.01   Regulation FD Disclosure.

        On August 24, 2007, the Company issued a press release announcing the results of our annual meeting of shareholders and the new titles of certain of our executive officers. The press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01   Other Events.

        On August 21, 2007, we held our annual meeting of shareholders in Greenwood Village, Colorado. Three proposals were submitted to the shareholders for approval as set forth in our proxy statement dated July 19, 2007. 24,151,302 shares were present at the meeting and constituted a quorum. The votes on each proposal were cast as described below.

        The names of the directors elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified, and the number of votes cast for and withheld were as follows:

Name of Director	Shares FOR	Shares WITHHELD
J.W. Roth	24,151,302	0

J. Glen House	24,151,302	0

John Walpuck	24,151,302	0

R. Jerry Overgaard	24,151,302	0

Victor Lazzaro	24,151,302	0

David Petso	24,151,302	0

Patrick Templeton	24,151,302	0

        The shareholders approved an amendment to our Articles of Incorporation to increase our authorized common stock to 65,000,000 shares, and the shares voted for, against and abstained where as follows:

Shares FOR	Shares AGAINST	ABSTAINED
24,091,340	0	59,962

        The shareholders approved amendments to our 2006 Stock Option Plan increasing the number of shares reserved under the Plan to 5,000,000 shares, and the shares voted for, against and abstained where as follows:

Shares FOR	Shares AGAINST	ABSTAINED
23,787,000	0	53,342

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Articles of Amendment of Disaboom, Inc. filed on August 21, 2007.

99.1	Press Release dated August 24, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2007	Disaboom, Inc. (Registrant) /s/ John Walpuck Name: John Walpuck Title: President and Chief Financial Officer